Exhibit 32.1

Certification of Chief Executive Officer

    In connection with the Quarterly Report on Form 10-Q/A of Tanger Factory Outlet Centers, Inc. (the "Company") for the period ended June 30, 2022 (the "Report"), the undersigned, principal executive officer of the Company, hereby certifies, to such officer's knowledge, that:

    (i)    the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

    (ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 28, 2022	/s/ Stephen J. Yalof
Stephen J. Yalof President, Chief Executive Officer Tanger Factory Outlet Centers, Inc.